EXHIBIT 99.1

Contacts:	News Release For Immediate Release

Kristen Wylie	Julia Ochinero
Nuance Communications, Inc.	BeVocal, Inc.
Tel: (781) 565-5000	Tel: (650) 641-1466
Email: kristen.wylie@nuance.com	Email: jochinero@bevocal.com
Nuance to Acquire BeVocal, Expand Speech-Based
Customer Care Solutions for Mobile Market
Acquisition Brings Repeatable Applications, Strong Customer Base and
Predictable, Recurring Revenue from Software-as-a-Service, Subscription-based Offerings
BURLINGTON, Mass., February 22, 2007 – Nuance Communications, Inc. (NASDAQ: NUAN), a leading supplier of speech and imaging solutions, today announced that it has signed an agreement to acquire BeVocal, a provider of self-service customer care solutions that address the unique business requirements of the mobile communications market and its customers. The acquisition of BeVocal expands Nuance’s existing product portfolio with a unique solution set for mobile customer lifecycle management and a range of premium services for the mobile consumer.
According to industry data, there are currently two billion mobile subscribers globally, with a surge to three billion subscribers expected by 2010. As this base of mobile subscribers expands, BeVocal’s solutions address the significant domestic and global requirements for companies to reduce costs, increase revenue and improve mobile customer satisfaction. Through this acquisition, BeVocal brings to Nuance a portfolio of highly repeatable applications, proven success within major reference accounts and a predictable, recurring revenue stream derived from software-as-a-service (SaaS) and subscription-based offerings. BeVocal’s customers include Cingular, Liberty Wireless, Metro PCS and Virgin Mobile.
“The acquisition of BeVocal expands our position as a leading supplier of speech enabled solutions to mobile carriers and their customers,” said Paul Ricci, chairman and CEO, Nuance. “The growth of the mobile industry, coupled with the value of speech as a means of accessing information and services in this environment, presents a great opportunity to expand the presence of Nuance solutions in the mobile market. BeVocal’s intellectual property, solutions expertise and established carrier relationships will expand our ability to serve this growing market.”
Nuance expects the acquisition to add between $21 million and $23 million in revenue in fiscal year 2007 and between $65 million and $70 million in fiscal year 2008. The acquisition is expected to be approximately neutral to earnings on a GAAP basis in fiscal year 2007 and $0.01 accretive per share in fiscal year 2008. On a non-GAAP basis, the acquisition is expected to be accretive to earnings, excluding amortization, stock-based compensation and non-cash taxes, by approximately $0.00 to $0.01 per share in fiscal year 2007 and $0.05 to $0.06 cents per share in fiscal year 2008.

Under the terms of the agreement, total consideration is approximately $140 million, net of BeVocal’s cash and using yesterday’s closing price of Nuance stock at $14.98 per share. The consideration comprises approximately 8.3 million shares of Nuance common stock and a net cash payment of approximately $15 million, due at closing. Terms also include the potential for additional cash consideration of up to $60 million in the form of an earn-out, payable 18-months after closing and based on the business achieving performance targets. The acquisition has been approved by both companies’ Boards of Directors and is currently expected to close before the end of March 2007, subject to regulatory approvals and customary conditions.
The relationship between providers of mobile services and their customers is becoming increasingly complex. Current service channels have not scaled to keep pace with growing customer demand for service and information, especially as consumer offerings have expanded. Approximately 70 percent of mobile consumers obtain support via the phone, and the number of support calls has increased 42 percent over the last five years. BeVocal’s customer lifecycle management solution set meets the specific needs of this growing market with a focus on helping mobile carriers and related vendors reduce customer churn, increase average revenue per user (ARPU), reduce cash cost per user (CCPU), reduce cost per gross addition (CPGA) and increase customer satisfaction.
The acquisition enables Nuance to offer complete speech-based solutions that address the need to service the large and growing customer base of the mobile industry. The offering also includes applications that can be delivered through additional channels such as Web and SMS, allowing increasingly data-savvy subscribers to self-serve in their preferred channel. Because this solution has been designed specifically for wireless service providers and other companies focused on the mobile market, it makes the most of every customer contact – including handset activation, customer care, intelligent promotional offers, and sales and fulfillment of add-on features.
“The communications landscape is changing dramatically and mobile is at the center of the change. Mobile carriers are faced with new customer service needs that cannot be met with call center agents,” said Mikael Berner, president and CEO of BeVocal. “BeVocal’s on-demand mobile customer care solution creates a powerful personalized relationship with the customer, offering a superior consumer experience. This drives increased customer loyalty, reduces churn and increases ARPU for the mobile providers. Joining Nuance will provide us with the reach to expand our market penetration and early access to technology advancements that achieve optimized performance for customers as well as net new capabilities.”
The addition of BeVocal brings many advantages and synergies that are expected to further expand Nuance’s market presence and leadership in the rapidly expanding mobile market:
•	Innovative Self-Service Solutions for Mobile Markets: BeVocal’s comprehensive self-service solutions provide the mobile community with the next-generation of customer care, addressing the entire subscriber lifecycle. The solution includes intelligent offer management, demand generation and fulfillment capabilities, and activation applications. BeVocal’s targeted solutions approach complements Nuance’s continued progression from a core technology provider to a solutions resource. The ability to deliver complete solutions for targeted industries eliminates the complexity of deploying custom solutions and creates new opportunities for Nuance to expand the adoption of its speech solutions for specific markets.

•	Portfolio of Premium Services: BeVocal also brings to Nuance a portfolio of premium services to support the mobile industry, which complement Nuance’s existing voice-enabled information, entertainment and communication services. These include a speech-based ringtone download store, weather reports, stock quotes, sports updates, trivia and personalized wake-up calls, among others.

•	Speech Solution Market Expansion through BeVocal Café: BeVocal brings a dedicated association of developers through BeVocal Café, a resource that delivers a world-class, web-based development environment. The Cafe provides all the tools and resources developers need to create their own innovative speech applications for the telephone, driving additional speech innovation across multiple industries.

•	Talented Employees and Proven Leadership Team: In addition to an innovative product portfolio, BeVocal boasts a passionate and dedicated team of engineers, business leaders and industry experts. Pairing the technical expertise of this talented team with the global resources and market strength of Nuance will enable the combined organization to accelerate the delivery of innovative customer care solutions for the mobile market.
Investor Conference Call Information
In conjunction with this announcement Nuance will broadcast a conference call over the Internet today at 8:30 a.m. ET. Those who wish to listen to the live broadcast should visit the Investor Relations section of the Nuance Web site (www.nuance.com) at least 15 minutes prior to the event and follow the instructions provided to ensure that the necessary audio applications are downloaded and installed. The conference call can be heard live by dialing (888) 428-4480 or (612) 234-9960 five minutes prior to the call and reference conference code 864953. A replay of the call will be available within 24 hours of the announcement. To access the replay, dial (800) 475-6701 or (320) 365-3844 and refer to access code 864953.
About BeVocal
BeVocal provides businesses with an on-demand self-service solution that enables people everywhere to seamlessly get help, make purchases and save time. Its automated solutions help BeVocal’s clients make the most of every self-service customer contact so they can reduce customer care costs, increase revenues, and raise customer satisfaction. Delivering a rich suite of integrated Voice, Web, and mobile data applications, BeVocal provides the only complete self-service solution for the total customer lifecycle. BeVocal’s award-winning solutions are deployed on a carrier-grade hosting network to answer, automate, and route customer self-service interactions across a variety of customer-selected self-service channels.
About Nuance Communications, Inc.
Nuance is a leading provider of speech and imaging solutions for business and consumers around the world. Its technologies, applications, and services make the user experience more compelling by transforming the way people interact with information and how they create, share, and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.
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Nuance and the Nuance logo are trademarks or registered trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
Statements in this document regarding the proposed transaction between Nuance and BeVocal, the product portfolio of the combined company, anticipated growth in the number of mobile subscribers, the predictable and recurring nature of BeVocal’s revenue, future financial and operating results, expectations that the merger will be accretive to Nuance’s results, benefits and synergies of the transaction, the expected timetable for completing the transaction, future opportunities for the combined company, and any other statements about Nuance or BeVocal’s managements’ future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the transaction; the ability of Nuance to successfully integrate BeVocal’s operations and employees; the ability to realize anticipated synergies and cost savings; the failure to retain customers; and the other factors described in Nuance’s Annual Report on Form 10 K/A for the year ended September 30, 2006. Nuance disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this document.
DISCUSSION OF NON-GAAP FINANCIAL MEASURES
Nuance management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, for making operating decisions and for forecasting and planning for future periods. We consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operation of our business from a cash perspective. By organic performance we mean performance as if we had not incurred certain costs and expenses associated with acquisitions. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses this non-GAAP financial measure as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider this measure to be a substitute for, or superior to, the information provided by GAAP earnings per share. When evaluating the prospects of a transaction, one factor our management considers is the impact on, accretion or dilution of, our GAAP and non-GAAP earnings per share. Consistent with this approach, we believe that disclosing accretion / dilution of non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for accretion / dilution of GAAP earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the impact of our potential acquisition of BeVocal, our management has either included or excluded items in three general categories, each of which are described below.
Acquisition Related Expenses. We excluded certain expense items resulting from acquisitions to allow more accurate comparisons of our financial results to our historical operations, forward looking guidance and the financial results of our peer companies. These items include the following: (i) acquisition-related transition and integration costs; (ii) amortization of intangible assets associated with our acquisitions; and (iii) costs associated with the investigation of the restatement of the financial results of an acquired entity (SpeechWorks International, Inc.). The acquisition of BeVocal will result in non-continuing operating expenses which would not otherwise have been incurred. In recent years, we have also completed a number of other acquisitions, which result in non-continuing operating expenses which would not otherwise have been incurred. For example, we have incurred transition and integration costs such as retention bonuses for Former Nuance and Dictaphone employees. In addition, actions taken by an acquired company, prior to an acquisition, could result in expenses being incurred by us, such as expenses incurred as a result of the restatement of the financial results of SpeechWorks International, Inc. We believe that providing non-GAAP information for certain expenses related to material acquisitions allows the users of our financial statements to review both the GAAP expenses in the period, as well as the non-GAAP expenses, thus providing for enhanced understanding of our historic and future financial results and facilitating comparisons to less acquisitive peer companies. Additionally, had we internally developed the products acquired, the amortization of intangible assets would have been expensed historically, and we believe the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to industry performance.
Non-Cash Expenses. We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity compensation programs relied more heavily on equity-based awards that were not required to be reflected on our income statement. We believe that excluding non-cash interest expense and non-cash income taxes provides our senior management as well as other users of our financial statements, with a valuable perspective on the cash based performance and health of the business, including our current near-term projected liquidity.
Other Expenses. We exclude certain other expenses that are the result of other, unplanned events to measure our operating performance as well as our current and future liquidity both with and without these expenses. Included in these expenses are items such as non-acquisition-related restructuring charges. These events are unplanned and arose outside of the ordinary course of our continuing operations. We assess our operating performance with these amounts included, but also excluding these amounts; the amounts relate to costs which are unplanned, and therefore by providing this information we believe our management and the users of our financial statements are better able to understand the financial results of what we consider to be our organic continuing operations.
We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view our financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.
The non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to the Company’s GAAP financial measures reflect the inclusion or exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. In addition, other companies, including other companies in the Company’s industry, may calculate non-GAAP net income (loss) differently than the Company, limiting it’s usefulness as a comparative tool. Management compensates for these limitations by providing specific information regarding the GAAP amounts included and excluded from the non-GAAP financial measures. In addition, as noted above, the Company’s management evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Nuance Communication, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
Unaudited
Estimated Per Share Impact of BeVocal Acquisition

	Six Months Ended		Twelve Months Ended
	September 30, 2007		September 30, 2008
	Low	High	Low	High
Estimated total revenue	$21,000	$23,000	$65,000	$70,000
Accretion of GAAP net income (loss), per share	$0.00	$0.00	$0.01	$0.01

Amortization of other intangible assets, per share	$0.00	$0.00	$0.01	$0.01
Stock based compensation, per share	$0.02	$0.02	$0.03	$0.03
Non-cash taxes, per share	$(0.02)	$(0.01)	$0.00	$0.01
Accretion of non-GAAP net income (loss), per share	$0.00	$0.01	$0.05	$0.06
Shares used in computing Accretion/Dilution of non-GAAP net income (loss), per share:
Weighted average common shares outstanding:
Basic
Fully Diluted	192,642	192,642	204,925	204,925

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